Exhibit 10.1

PROMISSORY NOTE

$2,500,000.00	July 16, 2003

FOR VALUE RECEIVED, SERACARE LIFE SCIENCES, INC., a California corporation (“Maker”), promises to pay to the order of BARRY D. PLOST, an individual (“Payee”), or his registered assigns, the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) and to pay interest thereon at the rate of six percent (6.00%) per annum from the date hereof until this Promissory Note (this “Note”) is fully paid.

1. Payments. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds to Payee c/o Biomat USA, 1925 Century Park East, Suite 920, Los Angeles, California 90024, or such other place as Payee may designate in a written notice to Maker. Whenever any payment on this Note is stated to be due on a day that is not a Business Day, such payment shall instead be made on the next Business Day, and such extension of time shall be included in the computation of interest payable on this Note. Each payment made hereunder shall be credited first to interest then due and the remainder of such payment shall be credited to principal, and interest shall thereupon cease to accrue upon the principal so credited.

Principal and interest shall be payable as set forth below:

(a) The unpaid principal balance of this Note and any accrued but unpaid interest thereon shall be payable in full on October 14, 2003, unless such date for payment has been extended at the option of Maker pursuant to Section 1(b) below.

(b) Notwithstanding anything to the contrary herein, Maker may, at its option and without obtaining the prior consent of Payee, extend the time for payment of this Note or any part thereof to any date that is on or before January 12, 2004. In order to exercise such extension, Maker must deliver to Payee written notice of such election on or before October 14, 2003.

2. Prepayments. Maker shall have the right at any time and from time to time after September 15, 2003 to prepay the principal of this Note in whole or in part, without premium or penalty. Any prepayment hereunder shall be accompanied by interest on the principal amount of the Note being prepaid to the date of prepayment.

3. Security. This Note is secured by a Security Agreement dated as of even date herewith between the parties hereto (the “Security Agreement”) and a UCC-1 Financing Statement encumbering all of Maker’s present and future or hereafter acquired interest in the Collateral (as defined in the Security Agreement).

4. Modifications. From time to time, without affecting the obligation of Maker to repay this Note in full or to observe the covenants of Maker contained herein, and without giving notice to or obtaining the consent of Maker, Payee may, at the option of Payee, extend the time for payment of this Note or any part thereof, reduce the payments hereunder, release any Person liable hereunder, accept a renewal or extension of this Note, join in any extension or subordination agreement, release any security given herefor, release security, or agree in writing with Maker to modify any other provision of this Note.

5. Representations and Warranties. Maker hereby represents and warrants to Payee that (i) Maker has all requisite power and authority to execute and deliver this Note, (ii) this Note constitutes the legally valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, (iii) all consents and grants of approval required to have been granted by any Person in connection with the execution, delivery and performance of this Note have been granted, and (iv) the execution, delivery and performance by Maker of this Note will not violate any law, governmental rule or regulation, court order or agreement to which Maker is subject.

6. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) failure of Maker to pay any principal, interest or other amount due under this Note when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise; or

(b) failure of Maker to perform or observe any other material term, covenant or agreement to be performed or observed by it pursuant to this Note or the Security Agreement; or

(c) any representation or warranty made by Maker to Payee in connection with this Note or the Security Agreement shall prove to have been false in any material respect when made; or

(d) (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Maker in an involuntary case under Title 11 of the United States Code entitled “Bankruptcy” (as now and hereinafter in effect, or any successor thereto, the “Bankruptcy Code”) or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Maker under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Maker or over all or a substantial part of its properties shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Maker for all or a substantial part of its properties shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Maker, and, in the case of any event described in this clause (ii), such event shall have continued for 60 days unless dismissed, bonded or discharged; or

(e) an order for relief shall be entered with respect to Maker or Maker shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its properties; or Maker shall make a general assignment for the benefit of creditors; or Maker shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Maker (or any committee thereof or successor thereto) shall adopt any resolution or otherwise authorize action to approve any of the foregoing.

7. Remedies. Upon the occurrence and during the continuance of any of the Events of Default specified in Sections 6(a), (b) or (c), Payee may, by registered or certified mail or any other method of delivery which provides for written proof of delivery, send written notice to Maker of the Event of Default. In such event, Maker shall have no less than ten (10) Business Days from receipt of written notice of the Event of Default to cure the Event of Default and by registered or certified mail or any other method of delivery which provides for written proof of delivery, send written notice of the cure or payment of amount due to Payee. If Maker should fail to cure the Event of Default and/or send notice thereof within ten (10) Business Days after receipt of written notice, or upon the occurrence and during the continuance of any of the Events of Default specified in Sections 6(d) or (e), Payee may by registered or certified mail or any other method of delivery which provides for written proof of delivery, send written notice to Maker of such failure to cure (as to an Event of Default specified in Sections 6(a), (b) or (c)) and declare the principal amount of this Note together with accrued interest thereon to be due and payable, and the principal amount of this Note together with such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker).

8. Transfer of Securities. This Note and all rights hereunder are transferable on the books of Maker maintained for such purpose at its office referred to above by Payee in person or by a duly authorized attorney, upon surrender of this Note properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Each taker and holder of this Note, by taking or holding the same, consents and agrees that this Note when endorsed in blank shall be deemed negotiable and agrees that when this Note shall have been so endorsed, Payee hereof may be treated by Maker and all other persons dealing with this Note, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of Maker, any notice to the contrary notwithstanding; but until such transfer on such books, Maker may treat Payee hereof as the owner for all purposes.

9. Definitions. The following terms used in this Note shall have the following meanings (and any of such terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference:

“Business Day” means any day other than a Saturday, Sunday or legal holiday under the laws of the State of California or any other day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Event of Default” means any of the events set forth in Section 6.

“Person” means any individual, partnership, joint venture, firm, corporation, association, bank, trust or other enterprise, whether or not a legal entity, or any government or political subdivision or any agency, department or instrumentality thereof.

10. Miscellaneous.

(a) All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telefacsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered as follows: if to Maker, at its address specified opposite its signature below; and if to Payee, at the address for Payee specified in Section 1 of this Note; or in each case at such other address as shall be designated by Payee or Maker. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier.

(b) Maker agrees to pay, as incurred, all costs and expenses, including reasonable attorneys’ fees, incurred in connection with the collection and enforcement of this Note.

(c) No failure or delay on the part of Payee or any other holder of this Note to exercise any right, power or privilege under this Note and no course of dealing between Maker and Payee shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Note are cumulative to, and not exclusive of, any rights or remedies that Payee would otherwise have. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Payee to any other or further action in any circumstances without notice or demand.

(d) Maker and any endorser of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

(e) If any provision in or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(f) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF MAKER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(g) MAKER AND, BY THEIR ACCEPTANCE OF THIS NOTE, PAYEE AND ANY SUBSEQUENT HOLDER OF THIS NOTE, HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS NOTE AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Maker and, by their acceptance of this Note, Payee and any subsequent holder of this Note, each (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this relationship, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS NOTE. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

(h) Maker and Payee hereby waive the benefit of any statute or rule of law or judicial decision, including without limitation California Civil Code § 1654, which would otherwise require that the provisions of this Note be construed or interpreted most strongly against the party responsible for the drafting thereof.

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IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer as of the day and year first above written.

SERACARE LIFE SCIENCES, INC.,
a California corporation

By:	/s/ Michael Crowley Jr.
Name:	Michael Crowley Jr.
Title:	President

Address:	1935 Avenida del Oro, Suite F
Oceanside, California 92056
Facsimile: (760) 806-8933
Attention: Michael F. Crowley, President

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